Exhibit 10.12

Euramax International, Inc.
5445 Triangle Parkway, Suite 350
Norcross, Georgia 30092

April 15, 2003

R. Scott Vansant
Euramax International, Inc.
5445 Triangle Parkway, Suite 350
Norcross, Georgia 30092

Dear Mr. Vansant:

This Letter Agreement (the “Letter Agreement”) is entered into in connection with the execution of the Stock Purchase Agreement, dated the date hereof, by and among Citigroup Venture Capital Equity Partners, L.P. and affiliates, Euramax International, Inc. (the “Company”) and CVC European Equity Partners, L.P., CVC European Equity Partners (Jersey), L.P., BNP Paribas (the “Stock Purchase Agreement”).  Capitalized terms used herein and not defined have the meanings ascribed to them in the Stock Purchase Agreement.

This Letter Agreement is to confirm to you upon Closing that: (i) your base salary will be increased to $250,000 per annum which shall be payable in regular installments in accordance with the Company’s general payroll practices and shall be subject to customary withholding; (ii) the Board of Directors shall conduct a salary review in twelve (12) months from the Closing; (iii) your target bonus shall be increased to be 50% of your base salary and (iv) upon Closing you will receive a sale bonus of $312,500.

This Letter Agreement shall be effective as of the Closing without further action required on the part of any party hereto.  If the Closing does not occur and the Stock Purchase Agreement is terminated, this Letter Agreement shall have no force and effect and shall be deemed void ab initio.  While this is a binding agreement, this Letter Agreement is not a contract of employment.  Nothing contained in this Letter Agreement shall confer any right with respect to continued employment by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate your employment or service at any time.

Please execute below to acknowledge your agreement to the foregoing terms.

Very truly yours,

EURAMAX INTERNATIONAL, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

R. Scott Vansant

Dated:

2